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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the use in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated September 1, 1999, except as to Note 16, which is as of September 7, 1999, relating to the consolidated financial statements of Harris Interactive Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICEWATERHOUSECOOPERS LLP
Rochester, New York
October 5, 1999